THE DUN & BRADSTREET CORPORATION SUBSIDIARIES
as of December 31, 2005

Company Name	Place of
Incorporation

Corinthian Holdings, Inc.	Delaware

Corinthian Leasing Corporation	Delaware

D & B Group Ltd.	Delaware

D&B Acquisition Corporation	Delaware

D&B Europe Ltd.	England

D&B Holdings (UK) Limited	England

D&B Holdings (UK)	England

D&B Iberia Holding BV	Netherlands

D&B Information Services (M) Sdn. Bhd.	Malaysia

D&B International Consultant (Shanghai) Co. Ltd.	China

D&B Investors L.P.	Delaware

D&B Property Holdings, Inc.	Delaware

DataHouse S.p.A.	Italy

DBS Medium Systems Ireland	Ireland

DBS Moyens Systems S.A.	France

Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore

Dun & Bradstreet (HK) Limited	Hong Kong

Dun & Bradstreet (SCS) B.V.	Netherlands

Dun & Bradstreet (UK) Pension Plan Trustee Company Ltd.	England

Dun & Bradstreet B.V.	Netherlands

Dun & Bradstreet C.A.	Venezuela

Dun & Bradstreet Canada B.V.	Netherlands

Dun & Bradstreet Canada Holding, Ltd.	Canada

Dun & Bradstreet Computer Leasing, Inc.	Delaware

Dun & Bradstreet Credit Control, Ltd.	Delaware

Dun & Bradstreet de Mexico	Mexico

Dun & Bradstreet Deutschland Holdings GmbH	Germany/Delaware

Dun & Bradstreet Do Brasil, Ltda.	Brazil/U.S.

Dun & Bradstreet Europe, Ltd.	Delaware

Dun & Bradstreet Finance, Ltd.	England

Dun & Bradstreet Holdings B.V.	Netherlands

Dun & Bradstreet Holdings-France, Inc.	Delaware

Dun & Bradstreet International, Ltd.	Delaware

Dun & Bradstreet Japan Ltd.	Japan

Dun & Bradstreet Limited (Ireland)	Ireland

Dun & Bradstreet Limited (UK)	England

Dun & Bradstreet Marketing Services	Belgium

Company Name	Place of
Incorporation

N.V.-S.A.

Dun & Bradstreet Properties Ltd.	England

Dun & Bradstreet S.A.	Peru

Dun & Bradstreet S.A.	Uruguay

Dun & Bradstreet S.p.A.	Italy

Dun & Bradstreet SA	Argentina

Dun & Bradstreet Software Services International	Georgia

Dun & Bradstreet Unterstutzungskasse GmbH	Germany

Dun & Bradstreet Ventures, Inc.	Delaware

Dun & Bradstreet, Inc.	Delaware

Dun & Bradstreet Software Services Australia Holdings, Pty Ltd.	Australia

Dunbrad, Inc.	Delaware

Duns Investing Corporation	Delaware

Duns Investing IX Corporation	Delaware

Duns Investing VII Corporation	Delaware

Duns Investing VIII Corporation	Delaware

Dunservices	France

DunsNet, LLC	Delaware

Fillupar Leasing Partnership	Delaware

Hoovers, Inc.	Delaware

Ifico-Buergel AG	Switzerland

Italservice S.r.L.	Italy

Kosmos Business Information Limited	England

LiveCapital, Inc.[1]	Delaware

McCormack & Dodge Argentina	Argentina

McCormack & Dodge Mexico	Mexico

MSA do Brasil Sistgemas e Metados Ltda.	Brazil

Nuova Data House S.R.L.	Italy

Nuova Dun & Bradstreet S.R.L.	Italy

Palmetto Assurance, Ltd.	Bermuda

N.V. Dun & Bradstreet-Eurinform S.A.[2]	Delaware/Belgium

RDS Ricerca Dati Servize R.r.l.	Italy

Ribes S.p.A.	Italy

Stubbs (Ireland) Ltd.	England

The D&B Companies of Canada, Ltd.	Canada

The Dun & Bradstreet Corporation Foundation (non-profit)	Delaware

Tradethink Limited	Cyprus

[1]	Effective January 1, 2006, LiveCapital, Inc. was merged with and into Dun & Bradstreet, Inc.

[2]	This entity resides in both Belgium (known as Dun & Bradstreet Belgium NV/SA) and Delaware

Company Name	Place of
Incorporation

Who Owns Whom Ltd.	England